SECOND QUARTER 2015 NASDAQ:HMST

Important Disclosures Forward-Looking Statements This presentation includes forward-looking statements, as that term is defined for purposes of applicable securities laws, about our industry, our future financial performance and business activity. These statements are, in essence, attempts to anticipate or forecast future events, and thus subject to many risks and uncertainties. These forward- looking statements are based on our management's current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. Forward-looking statements in this release include, among other matters, statements regarding our business plans and strategies (including our expansion strategies) and the expected effects of those initiatives, general economic trends, particularly those that affect mortgage origination and refinance activity, and growth scenarios and performance targets. Readers should note, however, that all statements in this presentation other than assertions of historical fact are forward-looking in nature. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in our SEC filings, including but not limited to our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2015; and our Annual Report on Form 10-K for year ended December 31, 2014. Many of these factors are beyond our control. Such factors could cause actual results to differ materially from the results discussed or implied in the forward-looking statements. These risks include statements predicated on our ability to realize the expected value of our merger with Simplicity Bancorp and the combined entity resulting from that transaction; integrate our recent acquisition; continue to expand our banking operations geographically and across market sectors; grow our franchise and capitalize on market opportunities; manage our growth efforts cost-effectively and attain the desired operational and financial outcomes; manage the losses inherent in our loan portfolio; make accurate estimates of the value of our non-cash assets and liabilities; maintain electronic and physical security of customer data; respond to an increasingly restrictive and complex regulatory environment; and attract and retain key personnel. Actual results may fall materially short of our expectations and projections, and we may change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, we can give no assurance of future performance, and you should not rely unduly on forward-looking statements. All forward-looking statements are based on information available to the Company as of the date hereof, and we do not undertake to update or revise any forward-looking statements, for any reason. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ending June 30, 2015. Non-GAAP Financial Measures Information on any non-GAAP financial measures referenced in this presentation, including a reconciliation of those measures to GAAP measures, may also be found in our SEC filings and in the earnings release available on our web site. 2

3 Growing Western U.S. Franchise • Seattle-based diversified financial services company founded in 1921 with concentrations in demographically desirable Pacific Northwest and Southern California • Leading Northwest mortgage lender and commercial & consumer bank with growing presence in California • 104 retail deposit branches and lending centers in the Western United States and Hawaii • Total assets of $4.9 billion Retail deposit branches (41) Stand-alone lending centers (62)

Strategy Build Single Family Mortgage origination market share • Organic growth opportunities  Grow portfolio lending – Commercial Lending, Commercial Real Estate and Construction  Increase density of retail deposit branch network • Growth via acquisition of smaller institutions in-market and in new markets • Continue opportunistic expansion (market share and footprint) of Single Family mortgage banking activities • Target major markets in Western United States • Grow earning assets while containing operating expenses to improve operating efficiencies • Long-term target efficiency ratio in the mid-to-low 60% range • Target long-term 15%+ ROE, subject to achievement of targeted segment contributions • Future potential dividend upon stabilization of earnings Expand Commercial & Consumer Banking Ongoing expense management Optimize use of capital To grow and diversify earnings by expanding our Commercial & Consumer Banking business and continue to build Mortgage Banking market share in new and existing markets 4

5 Recent Developments Results of Operations • Second quarter net income of $12.4 million or $0.56 diluted EPS • Excluding merger-related expenses, core net income of $14.5 million or $0.65 diluted EPS Strategic Growth Activity in Q2 2015 • Completed conversion activities related to merger with Simplicity Bancorp and Simplicity Bank in Southern California • First full quarter of combined operations • 90%+ realization of planned 35% reduction of Simplicity non-interest expense savings by end of Q2 • $3.2M in pre-tax merger related expenses in Q2 • Approximately $1M of Simplicity operating expenses were incurred during Q2 and were subsequently eliminated throughout the quarter and will not be incurred going forward • Progress towards leveraging excess capital acquired in Simplicity Merger, primarily through organic loan growth • Early results for two recently added lending teams operating out of Southern California • SBA lending team funded $4.5M in Q2 and current loan pipeline is $27.3M • HomeStreet Commercial Capital (small balance CRE lending) team funded $20.3M in Q2 and current loan pipeline is $59.7M • Continued organic growth during Q2, including opening 2 new home loan centers in Northern California and 1 new retail deposit branch in the Puget Sound Region

Results of Operations

($ in thousands)		Jun. 30, 2015		Mar. 31, 2015 [1]		Dec. 31, 2014		Sept. 30, 2014		Jun. 30, 2014
		For the three months ended								
Net interest income	$	38,230	$	30,734	$	27,502	$	25,308	$	23,147
Provision for loan losses		500		3,000		500		-		-
Noninterest income		72,987		75,373		51,487		45,813		53,650
Noninterest expense		92,335		89,482		68,791		64,158		62,971
Net income (loss) before taxes		18,382		13,625		9,698		6,963		13,826
Income taxes		6,006		3,321		4,077		1,988		4,464
Net income (loss)	$	12,376	$	10,304	$	5,621	$	4,975	$	9,362
Diluted EPS	$	0.56	$	0.59	$	0.38	$	0.33	$	0.63
Core net income [2]	$	14,541	$	11,560	$	6,199	$	5,444	$	9,756
Core EPS [2]	$	0.65	$	0.67	$	0.41	$	0.36	$	0.65
Tangible BV/share [3]	$	19.35	$	18.97	$	19.39	$	18.86	$	18.42
Core ROAA [2]		1.25%		1.21%		0.72%		0.66%		1.27%
Core ROAE [2]		12.76%		12.50%		8.13%		7.38%		13.72%
Net Interest Margin		3.63%		3.60%		3.53%		3.51%		3.48%
Tier 1 Leverage Ratio (Bank) [4]		9.46%		11.47% / 9.95% [5]		9.38%		9.63%		10.17%
Total Risk-Based Capital (Bank) [4]		13.97%		14.57%		14.03%		13.95%		14.84%

(1) Includes only one month of Simplicity's results of operations.

(2) Excludes pre-tax acquisition-related expenses of $3.2 million in Q2 2015, $12.2 million in Q1, $889 thousand in Q4 2014, $722 thousand in Q3 and $606 thousand in Q2 , and $(79) thousand bargain purchase gain adjustment in Q2 2015 and $6.6M bargain purchase gain in Q1. See appendix for reconciliation of non-GAAP financial measures.

(3) See appendix for reconciliation of non-GAAP financial measures.

(4) 2015 capital ratios under Basel III regulatory capital rules while all prior period ratios under Basel I rules.

(5) Quarterly average assets used to calculate Tier 1 Leverage ratio normalized for Simplicity Bank merger effective 3/1/15

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$23.1 $25.3 $27.5 $30.7 $38.2 3.48% 3.50% 3.53% 3.60% 3.63% 3.20% 3.30% 3.40% 3.50% 3.60% 3.70% 3.80% 3.90% $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 Q2 14 Q3 14 Q4 14 Q1 15 Q2 15 Ne t In ter est Ma rgi n (% ) Ne t In ter est Inc om e (i n m illio ns) Net Interest Income & Margin • Q2 NIM increased 3 bps and net interest income increased 12% from Q1 due to 23% increase in average interest-earning assets – primarily from inclusion of Simplicity loan portfolio for a full quarter 7

Avg. Yield 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% 4.20% $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 $4.5 Q2 14 Q3 14 Q4 14 Q1 15 Q2 15 Av era ge Yi eld Av era ge Ba lan ce s ( in bil lio ns ) Loans Held for Sale Cash & Cash Equivalents Investment Securities Loans Held for Investment Average Yield Interest-Earning Assets • Total average interest-earning assets increased $793 million or 23% in Q2, primarily from $490 million increase in loans held for investment and $271 million increase in loans held for sale • Approximately 70% of the total increase in average interest-earning assets is the result of the Simplicity merger completed on March 1, 2015 • Excluding run-off, loans held for investment ending balances increased $330 million or 12% in Q2 • New commitments of $312 million in mortgage, commercial lending, commercial real estate and residential construction • Run-off continued to occur at an accelerated pace of approximately 9% of Q2 beginning balance Avg. Yield 3.93% 3.89% 3.94% 4.01% 4.03% 8

HomeStreet Investment Securities Portfolio Yield As of 06/30/2015 YTD 2015 Total Return (1) Yield (2) Duration HomeStreet Investment Portfolio .33% 2.74% 3.93 Composition Adjusted Barclays US Aggregate Index (4) .09% 2.43% 4.38 HMST performance data: Bloomberg and Barclays (1) As of June 30, 2015 (2) Yield Includes FTE adjustment (3) Performance Trust proprietary models as of 03/31/15, YOY (4) Barclays US Aggregate Index Adjusted to reflect HMST Securities Composition (0002) • The Investment Portfolio has an average duration of 4.70 and an average rating of Aa2 • The Portfolio total return ranks in the 93th percentile compared to other banks (3) 9 8% 17% 28% 28% 19% Investment Securities Portfolio Composition as of 6/30/2015 Treasury Corporate Municipal Mortgage CMO

Noninterest Income • Noninterest income declined 3% to $73.0 million in Q2 compared to Q1. Excluding $6.6 million bargain purchase gain recorded on Simplicity merger in Q1, noninterest income increased 6% • Mortgage Banking mortgage origination and sale revenue increased $6.8 million primarily due to 10% higher composite margin • Mortgage servicing income decreased $1.8 million due to lower risk management results primarily related to higher prepayment speeds 10 $6.6 $10.2 $6.2 $9.8 $4.3 $1.8 $41.8 $37.6 $39.2 $61.9 $70.0 $53.7 $45.8 $51.5 $75.4 $73.0 $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 Q2 14 Q3 14 Q4 14 Q1 15 Q2 15 No nin ter st Inc om e ( in mi llio ns ) Net gain on mortgage loan origination and sale activities Mortgage servicing income Bargain purchase gain Other noninterest income

0 400 800 1,200 1,600 2,000 2,400 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 Q2 14 Q3 14 Q4 14 Q1 15 Q2 15 No nin ter es t E xp en se (in m illi on s) FTE Total noninterest expense $63.0 $64.2 $68.8 $89.5 $92.3 Salaries & related costs $40.6 $42.6 $44.7 $57.6 $61.7 General & administrative $11.1 $10.3 $11.2 $13.2 $14.5 Occupancy $4.7 $4.9 $4.6 $5.8 $6.1 Information services $4.9 $4.2 $6.5 $6.1 $7.7 Other noninterest expense $1.7 $2.1 $1.8 $6.8 $2.4 FTE 1,546 1,598 1,611 1,829 1,964 Core efficiency ratio 81.21% 89.19% 85.96% 77.72% 79.71% Noninterest Expense • Noninterest expense included $3.2M of merger-related expenses in Q2 2015, $12.2M in Q1, $889 thousand in Q4 2014, $722 thousand in Q3 and $606 thousand in Q2 • Full-time equivalent employees increased by 7% in Q2 • Increased salaries and related costs due primarily to increased headcount and higher commissions paid on higher mortgage closed loan volume • Noninterest expense will continue to vary primarily based on headcount and mortgage origination volume (1) Excludes merger-related expenses. See appendix for reconciliation of non-GAAP financial measures. (1) 11

Segment Overview Mortgage Banking • Regional Single Family mortgage origination platform • 100% direct retail origination • Majority of production sold into secondary market • Fannie Mae, Freddie Mac, FHA, VA lender since programs’ inception • Portfolio products: jumbo and custom home construction • Servicing retained on majority of originated loans sold to secondary markets • Build Western U.S. major market retail franchise • Dynamic personnel management in relation to changes in market conditions • Fixed/Semi/Variable cost management • Long-term targeted ROE of >25% Commercial & Consumer Banking Overview • Commercial Banking  Commercial lending, including SBA  All CRE property types with multifamily focus  Residential construction  Commercial deposit, treasury and cash management services • Consumer Banking  Consumer loan and deposit products  Consumer investment, insurance and private banking products and services • Expand market/grow market share in current and new markets  Follow mortgage expansion • Diversify and grow loan portfolio 5% or more per quarter (1) • Manage non-interest expense increase to 1-2% per quarter • Long-term targeted ROE range of 8-12%  Commercial lending – 8-12%  Commercial real estate – 10-15%  Residential construction – 20-30%  Single Family residential – 10-15% Strategic Objectives (1) Actual growth of loan portfolio is subject to, among other things, actual loan production volumes, portfolio runoff, portfolio loan sales, portfolio credit performance and net interest margin. Other portfolio management considerations include liquidity management, capital requirements and profitability. 12

Commercial & Consumer Banking 13

Commercial & Consumer Banking Segment

($ in thousands)	For the three months ended Jun. 30, 2015	Mar. 31, 2015 [1]	Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014
Net interest income	$ 30,645	$ 25,107	$ 22,187	$ 20,163	$ 19,403
Provision for loan losses	500	3,000	500	-	-
Noninterest income	3,624	10,081	5,434	3,660	6,614
Noninterest expense	29,280	35,666	21,155	18,930	20,434
Net income before taxes	4,489	(3,478)	5,966	4,893	5,583
Income taxes	1,635	(3,464)	2,621	1,359	1,830
Net income (loss)	$ 2,854	$ (14)	$ 3,345	$ 3,534	$ 3,753
Core net income [2]	$ 5,019	$ 1,242	$ 3,923	$ 4,003	$ 4,147
Core ROAA [2]	0.56%	0.47%	0.57%	0.61%	0.65%
Core ROAE [2]	6.47%	5.80%	7.89%	8.35%	9.25%
Core efficiency ratio [2]	75.90%	66.79%	73.37%	76.43%	76.21%
Net Interest Margin	3.65%	3.60%	3.49%	3.41%	3.40%
Total average earning assets	$3,385,008	$2,840,601	$2,535,712	$2,403,436	$2,302,277
FTE	757	768	608	605	599

- Simplicity merger closed on 3/1/15 and added $664 million in loans held for investment and $651 million in deposits. Q2 reflects first full quarter of combined operations.
- Q2 NIM of 3.65% an increase of 5 basis points from last quarter
- Continued strong credit performance including reductions in classified assets, nonperforming assets and delinquencies

[1] Includes only one month of Simplicity's results of operations.

[2] Excludes pre-tax merger-related expenses of $3.2 million in Q2 2015, $12.2 million in Q1, $889 thousand in Q4 2014, $722 thousand in Q3 and $606 thousand in Q2 , and $($79) thousand bargain purchase gain adjustment in Q2 2015 and $6.6M bargain purchase gain in Q1. See appendix for reconciliation of non-GAAP financial measures.

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Loan Production/Loan Balance Trend 15 • New loan commitments averaged $292 million per quarter over the last four quarters with Commercial loans leading the way with an average of $188 million over the last four quarters. • Loans held for investment balances have grown 59.6% year-over-year and included $660 million of loans added during the quarter due to the Simplicity merger Commitme n ts B al an ce s ($ in thousands) Jun. 30, 2015 Mar. 31, 2015 Dec. 31, 2014 Sept. 30, 2014 Jun. 30, 2014 Single Family $52,819 $50,093 $66,822 $54,879 $90,028 Single Family One-Steps $39,788 $31,666 $33,592 $24,703 $29,874 Home Equity and other $32,691 $14,675 $5,706 $5,445 $6,274 Total Consumer Loans $125,298 $96,434 $106,120 $85,027 $126,176 Commercial Real Estate/Multifamily $53,221 $14,562 $20,966 $64,026 $19,485 Residential Construction $95,468 $56,735 $75,646 $92,081 $74,330 CRE Construction $27,900 $37,713 $91,451 $70,258 $41,903 Commercial Business $11,243 $16,063 $13,453 $12,581 $10,325 Total Commercial Loans $187,832 $125,073 $201,516 $238,946 $146,043 Total $313,130 $221,507 $307,636 $323,973 $272,219 ($ in thousands) Jun. 30, 2015 Mar. 31, 20 5 Dec. 31, 2014 Sept. 30, 2014 Jun. 30, 2014 Singl Family $1,18 542 $1,198 0 $896 665 $788 232 $749 0 Single Family On -Steps $7 665 6 22 $59 261 62 336 $58 808 Home Equity and other $216,635 $205,200 $135,598 $138,276 $136,181 Total Consumer Loans $1,474 842 $1,470 227 $1,091 524 $988 844 $944 193 rci l Real Estate $54 ,571 $5 5,546 $52 , 64 $53 ,335 $476,411 Multifamily 366,187 352,19 $55,088 $62,498 $72,327 Residential Construction $130,586 $122,311 $104,679 $82,122 $69,594 CRE Construction 248 566 13 660 2 3 994 15 332 $90 880 Commercial Business $166,216 $164,259 $147,449 $173,226 $185,177 Total Commercial Loans $1,459,126 $1,387,969 $1,034,674 $1,001,513 $894,389 Total Loans Held for Investment (before Deferred Fees and Allowance) $2,933,968 $2,858,196 $2,126,198 $1,990,357 $1,838,582

Loan Portfolio • Loans held for investment, net, increased 2.6% to $2.91 billion from $2.83 billion at March 31, 2015, an increase of $72 million primarily due to increase in Commercial loan originations • New loan commitments totaled $313 million in the quarter compared to $222 million in the first quarter • Total Commercial loans increased to 52% of the total loans held for investment portfolio in the quarter 16

Construction Lending Overview

Construction lending is a broad category that includes many different loan types which are often characterized by different risk profiles. HomeStreet lends within the full spectrum of construction lending types, but is deliberate in achieving diversification among the types to mitigate risk. Additionally, recent geographical expansion has provided an opportunity to reduce concentrations in any particular market.

Construction Lending Types

Custom Home Construction	*Multifamily*	*Commercial*	*Residential Construction*	*Land*
Typical Loan Characteristics				
• 12 Month Term • Consumer Owner Occupied • Borrower Underwritten similar to Single Family	• 18-36 Month Term • ≤ 80% LTV / ≤ 80% LTC • Minimum 15% Cash Equity • ≥ 120 DSC	• 18-36 Month Term • ≤ 75% LTV / ≤ 80% LTC • Minimum 15% Cash Equity • ≥ 125 DSC • ≥ 50% pre-leased	• 12-18 Month Term • LTC: ≤ 95% Presale, 90% Spec • Leverage & Net Worth Covenants • ≤ 75% - 80% LTV	• 12-24 Month Term • ≤ 50% LTV / ≤ 50% LTC • Strong, experienced, vertically integrated developers & guarantors
6/30/15 Balances and Commitments				
Balance: $74M Commitments: $63M % of Balances: 16% % of Commitments: 16%	Balance: $126M Commitments: $126M % of Balances: 28% % of Commitments: 31%	Balance: $119M Commitments: $63M % of Balances: 26% % of Commitments: 16%	Balance: $93M Commitments: $123M % of Balances: 21% % of Commitments: 31%	Balance: $42M Commitments: $26M % of Balances: 9% % of Commitments: 6%

Geographical Distribution (balances)


31%
40%
6%
0%
2%
1%
12%
6%
2%
15%
31%
20%
0%
4%
0%
12%
17%
0%
0%
30%
52%
0%
0%
17%
0%
0%
1%
6%
19%
39%
9%
9%
1%
12%
3%
2%
14%
29%
33%
2%
9%
6%
4%
2%
0%
Seattle Metro
Puget Sound Other
WA Other
Portland Metro
OR Other
Hawaii
California
Utah
Idaho

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Credit Quality

	Jun. 30, 2015		Mar. 31, 2015		Dec. 31, 2014		Sept. 30, 2014		Jun. 30, 2014	
($ in thousands)	HMST	Peer Avg [3]	HMST	Peer Avg [3]	HMST	Peer Avg [3]	HMST	Peer Avg [3]	HMST	Peer Avg [3]
Nonperforming assets [1]	$32,735	--	$32,798	--	$25,462	--	$30,384	--	$32,280	--
Nonperforming loans	$21,308	--	$21,209	--	$16,014	--	$19,906	--	$21,197	--
OREO	$11,427	--	$11,589	--	$9,448	--	$10,478	--	$11,083	--
Nonperforming assets/total assets [1]	0.67%	[4]	0.71%	0.91%	0.72%	0.98%	0.87%	1.09%	1.00%	1.19%
Nonperforming loans/total loans	0.73%	[4]	0.74%	0.78%	0.75%	0.82%	1.00%	0.91%	1.16%	0.99%
Total delinquencies/total loans	2.25%	[4]	2.37%	1.33%	3.00%	1.35%	3.29%	1.49%	3.84%	1.59%
Total delinquencies/total loans - adjusted [2]	0.92%	[4]	1.04%	1.31%	1.11%	1.34%	1.29%	1.47%	1.59%	1.58%
ALLL/total loans	0.88%	[4]	0.87%	1.16%	1.04%	1.18%	1.10%	1.23%	1.19%	1.28%
ALLL/total loans (excluding acquired loans)	1.16%		1.19%		1.10%		1.18%		1.31%	
ALLL/Nonperforming loans (NPLs)	120.97%	[4]	117.48%	424.00%	137.51%	374.81%	109.75%	376.70%	103.44%	339.70%

- Nonperforming assets declined to 0.67% of total assets
- Nonperforming assets were $32.7 million at quarter-end including $5.3 million of Simplicity acquired loans
- Total Delinquencies/totals loans-adjusted declined to less than 1% and totaled $26.0 million, excluding $39.8 million of loans insured or guaranteed by FHA or VA that were still accruing at quarter-end

[1] Nonperforming assets includes nonaccrual loans and OREO, excludes TDRs and SBAs
[2] Total delinquencies and total loans - adjusted are both net of Ginnie Mae EBO loans (FHA/VA loans)
[3] Peer group revised 1Q15. Source: SNL
[4] Not available at time of publishing

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Deposits • Total deposits of $3.3 billion at June 30, 2015, a slight decrease from Q1. Transaction and savings deposits of $2.3 billion increased 3% over Q1. • One de novo retail branches opened in Q2 in Seattle; targeting three total new de novo Seattle-area retail branches in 2015 • De novo branches opened since 2012 have generated net new accounts at approximately two times the rate of mature branches this year • The deposit account open/close ratio for mature branches is approximately 50% better than the peer median for 2015 to date 19 Total Cost of Deposits 7% 9% 11% 9% 23% 20% 22% 23% 61% 61% 57% 57% 9% 10% 9% 12% $2,211 $2,445 $3,344 $3,323 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 12/31/13 12/31/14 3/31/15 6/30/15 Bala nce s (in mil lion s) Noninterest-Bearing Transaction & Savings Deposits Interest-Bearing Transaction & Savings Deposits Time Deposits Mortgage Svcg. Escrow Accts. & Other Total Cost of Deposits 0.43% 0.39% 0.39% 0.37%

Mortgage Banking 20

Mortgage Banking Segment • Interest rate lock commitment volume of $1.9 billion was 1% lower than in Q1 while closed loan volume of $2.0 billion was 26% higher than in Q1 • Mortgage servicing income of $1.2 million declined $2.7 million from the prior quarter due to lower risk management results primarily related to increases in long-term prepayment speed expectations 21 ($ in thousands) Jun. 30, 2015 Mar. 31, 2015 Dec. 31, 2014 Sept. 30, 2014 Jun. 30, 2014 Net interest income $ 7,585 $ 5,627 $ 5,315 $ 5,145 $ 3,744 Noninterest income 69,363 65,292 46,053 42,153 47,036 Noninterest expense 63,055 53,816 47,636 45,228 42,537 Net income (loss) before taxes 13,893 17,103 3,732 2,070 8,243 Income taxes 4,371 6,785 1,456 629 2,634 Net income (loss) $ 9,522 $ 10,318 $ 2,276 $ 1,441 $ 5,609 ROAA 3.44% 5.22% 1.15% 0.77% 3.66% ROAE 26.84% 40.26% 8.93% 5.65% 22.28% Efficiency Ratio 81.94% 75.88% 92.73% 95.62% 83.77% FTE 1,207 1,061 1,003 993 947 For the three months ended

Mortgage Origination (1) Represents combined value of secondary market gains and originated mortgage servicing rights stated as a percentage of interest rate lock commitments. (2) Loan origination and funding fees stated as a percentage of mortgage originations from the retail channel and excludes loans purchased from WMS. (3) Implemented a new pricing structure in the first quarter of 2015 where origination fees will no longer be charged at funding as the fee will be included in the rate/price of a loan. (4) In the second quarter, we recognized an additional $2.4 million of gain on mortgage loan origination and sale revenue related to the correction of an error in the mortgage loan pipeline valuation. The Composite Margin in the table above has been adjusted to eliminate the impact of this correction. 22 - 500 1,000 1,500 2,000 2,500 Q2 14 Q3 14 Q4 14 Q1 15 Q2 15 Held for Sale Closed Loan Production ($ in millions) HMST WMS Rate locks Bps Q2 14 Q3 14 Q4 14 Q1 15 Q2 15 HMST $979 $1,150 $1,205 $1,479 $1,837 WMS $122 $144 $125 $127 $186 Closed Loans $1,101 $1,295 $1,331 $1,607 $2,023 Purchase % 83% 78% 68% 51% 69% Refinance % 17% 22% 32% 49% 31% Rate locks $1,202 $1,168 $1,172 $1,901 $1,883 Purchase % 78% 76% 62% 50% 73% Refinance % 22% 24% 38% 50% 27% 0 50 100 150 200 250 300 350 400 Q2 14 Q3 14 Q4 14 Q1 15 Q2 15 Single Family Composite Margin (bps) Secondary gains/rate locks Loan fees/closed loans Q2 14 Q3 4 Q4 14 Q1 15 (3) (4) Q2 15 (4) Secondary gains/rate locks (1) 252 256 251 306 316 Loan fees/closed loans ( ) 69 60 59 30 31 Composite Margin 321 316 310 336 347

Mortgage Servicing As of June 30, 2015 • Constant Prepayment Rate (CPR) – 17.58% for Q2 2015 • W.A. servicing fee - 29.16 bps • MSRs represent 1.09% of ending UPB - 3.72 W.A. servicing fee multiple • W.A age - 28.8 months • W.A. expected life – 62.5 months as of 6/30/15 • Composition - 29% government • Total delinquency - 1.34% (including foreclosures) • W.A. note rate - 4.10% 23 (1) Sold the rights to service approximately $3 billion of single family mortgage loans in Q2 2014 $9,895 $10,593 $11,216 $11,910 $12,980 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 Q2 14 (1) Q3 14 Q4 14 Q1 15 Q2 15 Mortgage Servicing Portfolio ($ in millions)

Mortgage Market & Competitive Landscape Mortgage Market • MBA estimates second quarter mortgage origination nationally to increase 20% over first quarter. By contrast, HomeStreet’s originations increased 26% over the prior quarter. • The most recent MBA monthly forecast anticipates total originations to increase 20% in 2015 over the past year, an upward revision from its earlier forecast of 11%. Purchase mortgages and refinances are expected to increase 26% and 14% in 2015, respectively. • Mortgage rates continue near historic lows, and nationally purchases are expected to comprise 59% of volume this year. • Housing starts are expected to continue to climb, but remain short of the long run annual average. Competitive Landscape • HomeStreet maintained its position as the number one loan originator by volume of purchase mortgages in the Pacific Northwest and in the Puget Sound region. • Purchases comprised 57% of originations both nationally and in the Pacific Northwest in the second quarter. HomeStreet continues to perform above the national and regional averages, with purchases accounting for 69% of our closed loans and 73% of our interest rate lock commitments in the quarter. • Purchase demand continues to remain strong in many of our our markets, however limited inventory continues to be a significant constraining issue. • The Pacific Northwest is expected to continue to grow more quickly than the rest of the country, consistent with the past fifteen months. 24

Origination Growth Strategy • Grow market share in many of our existing and new regions. The California region accounted for 28% of retail channel’s closed loans volume in the second quarter, up slightly from 27% in the first quarter. • In the second quarter, added two new home loan production offices to our home loan center network. • Leverage synergistic opportunities in Southern California with the acquisition of Simplicity Bank. • Our strategy of continuing to grow our retail mortgage banking franchise and mitigating the effects of a constrained market through this growth helped us increase our closed loan production 26% in the second quarter versus the national industry’s increase of 21%. 25

Production Costs • Direct cost to originate a loan has decreased 119 basis points from the first quarter of 2014 and we expect continued production efficiency improvement through 2015. Substantial decrease attributable to: o Maturation of new markets, most significantly in California, where expansion has resulted in loan production volumes rising to levels which provide expected cost efficiency. o Continued active management of production and operations personnel as part of ongoing effort to upgrade production performance and improve overall operating efficiency. o Improved loan origination productivity; closed loans per loan officer of 5.3 in the second quarter of 2015, compared to 2.4 loans in the first quarter of 2014. o Absorption of semi-variable cost (51% improvement since Q1 2014). o Completion of implementation of new loan origination system to streamline workflow and improve cost efficiency. 26 4% 10% 15% 20% 24% 24% 27% 28% 7% 16% 19% 21% 24% 25% 25% 26% 0% 5% 10% 15% 20% 25% 30% Q3-13 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 % of To tal California Region CA Region as a % of Retail Channel's Production Volume CA Region as a % of Retail Channel's Origination Cost 380 299 296 284 271 261 13% 12% 11% 12% 10% 9% 32% 42% 45% 44% 47% 52% 55% 46% 45% 45% 43% 39% 200 220 240 260 280 300 320 340 360 380 400 0% 10% 20% 30% 40% 50% 60% Q1-14 Q2-14 Q -14 Q4-14 Q1-15 Q2-15 Direct Cost in bps% of To tal Composition of Mortgage Origination Costs Direct Cost in bps Total Fixed Costs % Total Variable Costs % Total Semi-Variable Costs %

Franchise Value • Established and growing financial institution concentrated in the Pacific Northwest with growing presence in California • Leading regional Single Family mortgage lender • Focus on business diversification: growth of Commercial & Consumer Banking to mitigate cyclicality of Mortgage Banking earnings • High historical returns on equity due to high noninterest income • Attractive valuation transition opportunity as company diversifies http://ir.homestreet.com ir@homestreet.com 27

. Appendix 28

Management Team Executive Joined Company Years in Industry Relevant Experience Mark K. Mason Director, Chairman, President and Chief Executive Officer September 2009 29 • Seasoned banking executive with demonstrated success implementing turnaround and growth strategies • Former Chairman and CEO of Fidelity Federal Bank of Los Angeles Melba A. Bartels Executive Vice President, Chief Financial Officer August 2015 25 • Former CFO of Auto Finance & Student Lending Division for JP Morgan Chase • Served in various Finance leadership roles at Washington Mutual Darrell van Amen Executive Vice President, Chief Investment Officer March 2003 26 • Manages bank’s MSR and pipeline risk, secondary marketing and investment portfolio • Formerly with Royal Bank of Canada and Old Kent Financial Jay C. Iseman Executive Vice President, Chief Credit Officer August 2009 24 • Significant experience in credit administration, special assets and loan origination for Bank of America and Key Bank • Chairs Bank Loan Committee Godfrey B. Evans Executive Vice President, General Counsel and Chief Administrative Officer November 2009 34 • Significant experience in banking, regulation, M&A and corporate securities law • Previously General Counsel and CAO at Fidelity Federal Bank and corporate lawyer at Gibson, Dunn & Crutcher 29

Management Team (cont.)

Executive	Joined Company	Years in Industry	Relevant Experience
Rose Marie David *Executive Vice President, Single Family Lending*	March 2012	30	• Responsible for all aspects of mortgage banking originations, operations and servicing • Previously with MetLife Home Loans
Richard W. H. Bennion *Executive Vice President, Residential Lending*	June 1977	38	• Responsible for residential construction lending production • Chairman of the board of WMS Series LLC • Member of Fannie Mae Western Business Center Advisory Board • Member of MBA Board of Governors
Randy Daniels *Executive Vice President, Commercial Real Estate Lending*	September 2012	29	• Oversees commercial real estate lending activities through portfolio and Fannie Mae DUS programs • Includes construction and bridge lending
David Straus *Executive Vice President, Commercial Banking*	November 2013	46	• Responsible for all aspects of commercial lending • Founder and past CEO of Fortune Bank • Past chairman of Wash. Bankers Association
William D. Endresen *Executive Vice President, HomeStreet Commercial Capital President*	March 2015	40	• Leads commercial real estate small balance permanent lending

[HomeStreet]
30

Non-GAAP Financial Measures Tangible Book Value: 31 Jun. 30, Mar. 31, Dec. 31, Sept. 30, Jun. 30, (dollars in thousands, except share data) 2015 2015 2014 2014 2014 Shareholders' equity $447,726 $439,395 $302,238 $294,568 $288,249 Less: Goodwill and other intangibles (20,778) (21,324) (14,211) (14,444) (14,690) Tangible shareholders' equity $426,948 $418,071 $288,027 $280,124 $273,559 Book value per share $20.29 $19.94 $20.34 $19.83 $19.41 Impact of goodwill and other intangibles (0.94) (0.97) (0.95) (0.97) (0.99) Tangible book value per share $19.35 $18.97 $19.39 $18.86 $18.42 Average shareholders' equity $455,721 $370,008 $305,068 $295,229 $284,365 Less: Average goodwill and other intangibles (21,135) (16,698) (14,363) (14,604) (14,049) Average tangible shareholders' equity $434,586 $353,310 $290,705 $280,625 $270,316 Return on average shareholders’ equity 10.86% 11.14% 7.37% 6.74% 13.17% Impact of goodwill and other intangibles 0.53% 0.53% 0.36% 0.35% 0.68% Return on average tangible shareholders' equity 11.39% 11.67% 7.73% 7.09% 13.85% Quarter Ended

Non-GAAP Financial Measures Core Net Income: 32 Jun. 30, Mar. 31, Dec. 31, Sept. 30, Jun. 30, (dollars in thousands) 2015 2015 2014 2014 2014 Net income $12,376 $10,304 $5,621 $4,975 $9,362 Impact of merger-related expenses (net of tax) and bargain purchase gain 2,165 1,256 578 469 394 Net income, excluding merger-related expenses (net of tax) and bargain purchase gain $14,541 $11,560 $6,199 $5,444 $9,756 Noninterest expense $92,335 $89,482 $68,791 $64,158 $62,971 Deduct: merger-related expenses (3,208) (12,165) (889) (722) (606) Noninterest expense, excluding merger-related expenses $89,127 $77,317 $67,902 $63,436 $62,365 Diluted earnings per common share $0.56 $0.59 $0.38 $0.33 $0.63 Impact of merger-related expenses (net of tax) and bargain purchase gain 0.09 0.08 0.03 0.03 0.02 Diluted earnings per common share, excluding merger- related expenses (net of tax) and bargain purchase gain $0.65 $0.67 $0.41 $0.36 $0.65 ROAA 1.06% 1.08% 0.65% 0.61% 1.22% Impact of acquisition-related expenses, net of tax 0.19% 0.13% 0.07% 0.05% 0.05% ROAA, excluding acquisition-related costs 1.25% 1.21% 0.72% 0.66% 1.27% ROAE 10.86% 11.14% 7.37% 6.74% 13.17% Impact of acquisition-related expenses, net of tax 1.90% 1.36% 0.76% 0.64% 0.55% ROAE, excluding acquisition-related costs 12.76% 12.50% 8.13% 7.38% 13.72% Efficiency ratio 83.02% 84.33% 87.09% 90.21% 82.00% Impact of acquisition-related expenses, net of tax (2.94)% (6.61)% (1.13)% (1.02)% (0.79)% Efficiency ratio, excluding acquisition-related costs 80.08% 77.72% 85.96% 89.19% 81.21% Quarter Ended

Non-GAAP Financial Measures Core Net Income: 33 Jun. 30, Mar. 31, Dec. 31, Sept. 30, Jun. 30, (dollars in thousands) 2015 2015 2014 2014 2014 Commercial and Consumer Banking Segment: Net (loss) income $2,854 ($14) $3,345 $3,534 $3,753 Impact of merger-related expenses (net of tax) and bargain purchase gain 2,165 1,256 578 469 394 Net income, excluding merger-related expenses (net of tax) and bargain purchase gain $5,019 $1,242 $3,923 $4,003 $4,147 ROAA 0.32% (0.01)% 0.49% 0.17% 0.59% Impact of acquisition-related expenses, net of tax 0.24% 0.48% 0.08% 0.44% 0.06% ROAA, excluding acquisition-related costs 0.56% 0.47% 0.57% 0.61% 0.65% ROAE 3.68% (0.07)% 6.73% 7.37% 8.37% Impact of acquisition-related expenses, net of tax 2.79% 5.87% 1.16% 0.98% 0.88% ROAE, excluding acquisition-related costs 6.47% 5.80% 7.89% 8.35% 9.25% Efficiency ratio 85.44% 101.36% 76.59% 79.46% 78.54% Impact of acquisition-related expenses, net of tax (9.54)% (34.57)% (3.22)% (3.03)% (2.33)% Efficiency ratio, excluding acquisition-related costs 75.90% 66.79% 73.37% 76.43% 76.21% Quarter Ended

0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 0 100 200 300 400 500 600 700 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 MBA Origination Forecast (1): Purchase vs. Refi ($B) Orig, Purchase- Actual Orig, Purchase- MBA FCST Orig, Refi- Actual Orig, Refi- MBA FCST Orig, Refi %- Actual Orig, Refi%- MBA FCST 0 100 200 300 400 500 600 700 Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 Apr-14 Jul-14 Oct-14 Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Apr-16 Jul-16 Oct-16 Originators Actual Count and Growth Scenario - 2013 to 2016 Originator Count- Actual Originator Count- Growth Scenario (1) Source: MBA Forecast July 22, 2015 MBA Mortgage Forecast and Originator Growth 34